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		     SECURITIES AND EXCHANGE COMMISSION

			  Washington, D.C. 20549

			  ______________________

				  FORM 8-K


			       CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) September 25, 1995



			     Ethyl Corporation
	   (Exact name of registrant as specified in its charter)


	  Virginia                 1-5112                     54-0118820
(State or other jurisdiction     (Commission                (IRS Employer
     of incorporation)           File Number)            Identification No.)





	    330 South Fourth Street, Richmond, Virginia        23219
	     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code   (804) 788-5000


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Item 5.     Other Events



	    On September 25, 1995, Ethyl Corporation issued a press release, a copy of which is attached hereto as Exhibit 99, in which it announced an agreement to acquire the lubricant additives business of Texaco Inc.



Item 7.     Financial Statements and Exhibits,

	    (c)     Exhibits.

		    99      Press Release dated September 25, 1995.


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				  SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

					  ETHYL CORPORATION
					     (Registrant)


Date:  September 25, 1995                 By:  /s/ Charles B. Walker

					  Name:  Charles B. Walker

					  Title: Vice Chairman of the Board,
						 Chief Financial Officer
						 and Treasurer
						 (Principal Financial Officer)


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				EXHIBIT INDEX


Exhibit Number and Description

      99  Press Release dated September 25, 1995.

         5                        EXHIBIT 99

     FOR IMMEDIATE RELEASE:

	Richmond, Va., September 25 -- Ethyl Corporation (NYSE: EY) announced today that it had signed an agreement to purchase the worldwide lubricant additives business of Texaco Inc. Terms of the transaction were not disclosed.

	Ethyl said the purchase, which is subject to approval by appropriate regulatory authorities and antitrust review under the Hart-Scott-Rodino Act, should be completed by the end of this year.

	Texaco's lubricant additives business had about $350 million in sales in 1994. Ethyl's sales in 1994 were $1.019 billion. Texaco's products include lubricating oil additives, which are blended into automotive crankcase oil, transmission and hydraulic fluids, gear oils, industrial engine oils and general industrial and metal working oils. Texaco's three additives plants are located in Port Arthur, Texas, Ghent, Belgium, and Rio de Janeiro, Brazil, and currently employ about 450 people.

	Bruce C. Gottwald, Ethyl's chairman and chief executive officer, said: "The agreement to purchase Texaco's lubricant additives business further enhances Ethyl's leadership position in the petroleum additives industry. Texaco's line of products and its technology base will compound Ethyl's ability to serve its customers even more effectively."

	Ethyl Corporation, headquartered in Richmond, Va., develops, manufactures and blends performance-enhancing fuel and lubricant additives marketed worldwide to refiners and others who sell petroleum products for use in transportation and industrial equipment.
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